BYLAWS
OF

BALCOR INTERNATIONAL
(formerly Energy Realty Corp.)
(the "Corporation").
Article 1.
Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

Article H.
Shareholders Meetings

1. Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of
 Nevada as shall be set forth in compliance with these Bylaws.
 The meeting shall be held on the 3 1' of December of each year.
 If such day is a legal holiday, the meeting shall be on the business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2. Special Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. Notice of Shareholders Meetings

The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed,

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such notice shall be deemed to be delivered when deposited in the
 United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof

4. Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting.
If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5. Record Date

The Board of Directors may fix a date not less than ten nor more than sixty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

6. Quorum

A majority of the outstanding shares of the Corporation entitled to vote
, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7. Voting

A holder of an outstanding share, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of
Incorporation otherwise provided, all corporate action shall be determined by a majority of the vote's cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8. Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney -in-fact. Such proxy shall be filed

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with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.
9. Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof

Article III
Board Of Directors

1. General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for he conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The
 Board shall have authority to authorize changes in the Corporation's capital structure.

2. Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4. Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director.
 Meeting of the Board of Directors may be held by telephone conference call.

5. Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice, any business may be transacted.

6. Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7. Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of
Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of
Director to be elected at that meeting.

8. Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any
 Director prior to the expiration of his term of office.

9. Resignation

A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon its acceptance by the Board of Directors;
 provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed accepted.

10. Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
11. Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director.
No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12. Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13. Chairman

The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The
 Chairman may by appointment fill any vacancies on the Board of Directors.

Article IV.

Officers

1. Number

The Officers of the Corporation shall be a President, one or more Vice
 Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant
 Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2. Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in themanner hereinafter provided.

3. Resignations

Any Officer may resign at any time by delivering a written
 resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4. Removal

Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a
Director.

5. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6. President

The President shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of
President
and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several Officers, agents, or employees other
 than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7. Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the
 President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

8. Secretary

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The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other
 Officers, which shall at all reasonable times be open to the examination of any
Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the
 Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9. Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds
of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes and other obligations, and shall deposit the same to the credit accounts to any Director of the Corporation upon application at the office of the
Corporation
 during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other
 duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10. Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11. Salaries

The salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents
 . No Officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

12. Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation, which may come into his hands.
Article V.

Contracts, Loans, Checks And Deposits

1. Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3. Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4. Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors fi7om time to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5. Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI

Capital Stock

1. Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President.
 The signatures of such Officers upon a certificate may be if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees
 . All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2. Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books
of the Corporation by the holder of record thereof or by his legal representative, who shall finish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate
 for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3. Transfer Agent and Registrar

The Board of Directors of shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates s hall be countersigned and registered by one or more of such transfer agents and registrars.

4. Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5. Consideration for Shares

The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

6. Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII.

Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the
 Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII.

Notice

, Whenever any notice is required to be given to any
 shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX

Amendments

These Bylaws may be altered, amended, repealed, or new
 Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the
Board may be repealed or changed by the action of the shareholders.

Article X.

Fiscal Year

The fiscal year of the Corporation of Directors.

be fixed and may be varied by resolution of the Boar(

Article )G.

Dividends

The Board of Directors may at any regular or special
 meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article MI.

Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.

Date: May 5, 1987

Maria Conterars, Secretary